EXHIBIT 99.1
Press Release dated January 22, 2003

For Information Contact
At Greater Bay Bancorp:	At FRB|Weber Shandwick:
David L. Kalkbrenner	James Hoyne (analyst/investor information)
President and CEO	(310) 407-6546
(650) 614-5767
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222

FOR IMMEDIATE RELEASE

GREATER BAY BANCORP REPORTS
RECORD FULL YEAR 2002 NET INCOME
WITH IMPROVED FOURTH QUARTER CREDIT QUALITY

PALO ALTO, CA, January 22, 2003 — Greater Bay Bancorp (Nasdaq:GBBK), an $8.1 billion in assets financial services holding company, today announced results for the fourth quarter and year ended December 31, 2002.

For the year ended December 31, 2002, Greater Bay Bancorp’s NET INCOME increased 56% to $124.3 million, or $2.30 per diluted share, compared to $79.8 million, or $1.57 per diluted share, for the year ended December 31, 2001. The Company’s CORE NET INCOME, excluding merger and related nonrecurring items, was $2.30 per diluted share for the full year 2002 compared to $1.91 per diluted share for the full year 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $2.36 per diluted share for the full year 2002, compared to $1.58 per diluted share for the full year 2001.

Based on NET INCOME for the year ended December 31, 2002, Greater Bay Bancorp’s return on average equity was 20.29%, return on average assets was 1.50% and efficiency ratio was 48.93%. For the year ended December 31, 2001, NET INCOME resulted in a return on average equity of 17.83%, return on average assets of 1.18% and an efficiency ratio of 54.27%. The ratios for both periods include merger and related nonrecurring items and reflect returns based on net income.

Greater Bay Bancorp’s NET INCOME for the fourth quarter of 2002 increased to $30.7 million, or $0.57 per diluted share, compared to $7.5 million, or $0.15 per diluted share, in the fourth quarter of 2001. The Company’s CORE NET INCOME, excluding merger and related nonrecurring items, was $0.57 per diluted share in the fourth quarter of 2002, compared to $0.49 per diluted share in the fourth quarter of 2001. The Company’s CASH NET INCOME, excluding amortization of intangibles, was $0.58 per diluted share in the fourth quarter of 2002, compared to $0.15 per diluted share in the fourth quarter of 2001.

Based on NET INCOME for the fourth quarter of 2002, Greater Bay Bancorp’s return on average equity was 18.22%, return on average assets was 1.48% and efficiency ratio was 54.85%. Based on

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Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

NET INCOME for the fourth quarter of 2001, Greater Bay Bancorp’s return on average equity was 6.35%, return on average assets was 0.39% and efficiency ratio was 79.13%. The ratios for both periods include merger and related nonrecurring items and reflect returns based on net income.

At December 31, 2002, Greater Bay Bancorp’s total assets were $8.1 billion, an increase of 3% or $199 million from December 31, 2001. Total loans grew to $4.8 billion, a 7% annualized growth rate, from $4.5 billion a year ago, while total deposits increased to $5.3 billion or 6% from $5.0 billion at December 31, 2001. The net deposit growth for the year included a reduction of $92.3 million of institutional deposits. Excluding that decrease, core deposits grew by $374.5 million or 9% in 2002 versus 2001. Institutional deposits also declined in the fourth quarter of 2002. Excluding the decline in institutional deposits, the Company had $43.1 million in relationship deposit growth for the fourth quarter. The Company’s ability to reduce its institutional deposits, combined with a $100 million reduction in other borrowings, was accomplished by a $400 million reduction in the securities portfolio. The strategy to de-leverage the balance sheet and position the Company to be more asset sensitive will reduce net interest income in the short-term, but will position the Company to take advantage of a recovery in the economy over the next several years.

Greater Bay Bancorp’s net interest margin (excluding trust preferred securities (“TPS”) expense) for the fourth quarter of 2002 was 4.61% compared to 4.83% for the fourth quarter of 2001 and 4.68% for the third quarter of 2002. The net interest margin declined for the quarter, primarily as the result of the Federal Reserve Board’s (“the Fed”) decision in November to reduce market rates by 50 basis points. Given the current market interest rate environment, this rate reduction could not all be passed through to depositors, thus it had the effect of compressing the Company’s net interest margin. Should the Fed reduce rates further in 2003, it would place significant pressure on the Company’s net interest margin. For the full year, the Company’s net interest margin (excluding TPS expense) was 4.78% in 2002 compared to 5.07% in 2001.

Non-interest income for the fourth quarter of 2002 increased to $38 million from $10 million in the fourth quarter of 2001, primarily due to a $24 million increase in insurance agency commissions which was the result of Greater Bay Bancorp’s acquisition of ABD Insurance and Financial Services (“ABD”) in March 2002 and a net increase of $1.7 million in securities income. For the full year, non-interest income increased by $111 million in 2002 compared to 2001, with $89 million related to recurring insurance agency revenue and $13.5 million in securities income. The majority of the securities income will not be recurring in future periods.

Greater Bay Bancorp’s operating expenses for the fourth quarter of 2002 increased by $2.0 million from the third quarter of 2002, primarily due to higher expenses related to the Company’s increased focus on compliance and risk management. The increases in fourth quarter operating expenses were net of approximately $5.0 million in reductions to fourth quarter accrual estimates to reflect the current economic environment and the actual expenses anticipated to be paid. Operating expenses for the full year increased by $80 million, with $74 million in ongoing expenses resulting from the acquisition of ABD.

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Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

Credit Quality Overview

Net charge-offs in the fourth quarter of 2002 were $5.8 million or 0.49% of average annualized loans, a reduction of over 70% from the prior quarter of $25.4 million or 2.15% of average annualized loans. The fourth quarter 2002 net charge-off ratio of 0.49% was also lower than the year ago ratio of 0.52%. Nonperforming assets for the fourth quarter of 2002 declined to $38 million, a 20% decline from the $49 million of nonperforming assets in the third quarter of 2002. The ratio of nonperforming assets to total assets was 0.47% at December 31, 2002, compared to 0.58% at September 30, 2002 and 0.39% at December 31, 2001. Greater Bay Bancorp’s allowance for loan losses was $130 million or 2.70% of total loans at December 31, 2002, compared to $125 million or 2.77% at December 31, 2001.

President and Chief Executive Officer David Kalkbrenner commented, “Our efforts to aggressively manage our nonperforming assets were successful during the fourth quarter of 2002 and resulted in a significant decline in net charge-offs and nonperforming assets. While we are very pleased with these results, we recognize that the economy in our area continues to be challenging and we will continue to be vigilant in our credit risk management efforts. However, we do believe we have mitigated the significant portion of the risk in our shared national credit portfolio and that our efforts to focus more attention on the collection process at Matsco, our dental and veterinarian leasing unit, have been successful to date.”

Interest Rate Risk and Investment Portfolio Overview

Greater Bay Bancorp continued its plan to reduce its investment securities portfolio and the related wholesale funding. Mr. Kalkbrenner stated, “As we have previously reported, this strategy will reduce current earnings in the near-term, but will position the Company to take advantage of an improving economy over the next two to three years. We do not believe the economy will improve until the latter part of 2003, but we believe the reduction in current income will be offset by the benefits of a more asset sensitive balance sheet, which should benefit the Company when rates begin to rise. The process to de-leverage the balance sheet that began in the second quarter and continued through the fourth quarter of 2002 will continue into 2003, with a final target of $2 billion for our investment securities portfolio (a reduction of $1.2 billion or 37% from its peak in early 2002). However, managing interest rate risk is a dynamic process and, as market conditions change, our timing and target for the investment securities portfolio could change.”

Capital Overview

The capital ratios of Greater Bay Bancorp and each of its subsidiary banks continue to be above the well-capitalized guidelines established by the bank regulatory agencies. Greater Bay Bancorp’s strong earnings for the fourth quarter of 2002, when combined with its balance sheet de-leveraging strategy, substantially improved the tangible equity to asset ratio to 6.40% at December 31, 2002 from 5.76% one year ago and 4.99% at March 31, 2002 when the Company acquired ABD. The Company’s leverage ratio also increased during the fourth quarter of 2002 to 8.61% from 8.17% in the third quarter of 2002 and 8.01% one year ago. The total risk-based capital ratio increased to 12.97% at December 31, 2002 from 12.61% one quarter ago and 12.79% at December 31, 2001.

Mr. Kalkbrenner commented, “We are extremely pleased with our efforts to effectively manage our capital during 2002. Although the strategic acquisition of ABD during 2002 caused an initial decline

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Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

in our capital ratios, our ability to deliver a significant increase in net income during a period of economic stress, coupled with our de-leveraging strategy, had the effect of increasing our capital ratios from their levels at year-end 2001. We realize capital is a key element in managing a bank prudently and safely and our efforts in 2002 resulted in a more diversified income mix and a stronger company from a capital perspective.”

Forward-Looking Information

2003 Earnings Per Share Guidance

The Company’s earnings in 2002 included nonrecurring net income related to gains on the sale of investment securities and the retirement of a significant portion of the zero coupon debt securities issued in 2002, offset by higher than normal loan loss provisions. In addition, the Company’s decision to de-leverage the balance sheet reduced the income that would be generated from the investment securities portfolio in 2003. Excluding these factors, the Company anticipates net income per share for 2003 to increase by approximately 4% to 7%.

2003 Key Business Drivers

•	Average loan growth – high single digit
•	Average deposit growth – high single digit
•	Net interest margin – continued pressure due to economic conditions
•	Business driver assumptions assume market interest rates will stay relatively flat during 2003

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions, serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Region. ABD Insurance and Financial Services, a wholly owned subsidiary of Greater Bay Bancorp, provides commercial insurance brokerage, employee benefits consulting and risk management solutions to business clients throughout the United States.

Investors have the opportunity to listen to the conference call live over the Internet through CompanyBoardroom at http://www.companyboardroom.com on Wednesday, January 22, 2003 at 8:00 a.m. Pacific time. Investors should go to the CompanyBoardroom web site 15 minutes prior to the start of the call, as it may be necessary to download audio software to hear the conference call. A replay of the conference call will be available on the CompanyBoardroom web site for 30 days and via telephone through January 29, 2003 by dialing (703) 925-2435 or (888) 266-2086, passcode 6371616.

Safe Harbor
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company’s current expectations regarding future operating results, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans, deposits and assets, continued success of its Regional Community Banking strategy and the strength of the local economy. These forward looking

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Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among financial service providers on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest spread, and the quality of the Company’s earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies; (3) government regulation; (4) the risks relating to the Company’s warrant positions; and (5) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

For additional information and press releases about Greater Bay Bancorp, visit the Company’s web site at http://www.gbbk.com.

-Financial Tables Follow-

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Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

GREATER BAY BANCORP
DECEMBER 31, 2002 – FINANCIAL SUMMARY (UNAUDITED)
($ in 000's, except share and per share data)

SELECTED CONSOLIDATED FINANCIAL CONDITION DATA:

	Dec 31 2002	Sept 30 2002	Jun 30 2002	Mar 31 2002	Dec 31 2001
Cash and Due From Banks	$300,514	$271,774	$265,033	$206,487	$189,404
Investments	2,576,986	2,966,302	3,181,788	3,215,112	2,996,630
Loans:
Commercial	2,067,142	2,007,389	1,997,960	1,901,577	1,909,056
Term Real Estate – Commercial	1,610,277	1,529,582	1,500,972	1,466,686	1,407,300

Total Commercial	3,677,419	3,536,971	3,498,932	3,368,263	3,316,356
Construction & Land	710,990	715,351	728,795	697,899	744,127
Real Estate – Other	251,665	282,894	292,474	251,021	246,117
Consumer and Other	166,331	174,797	178,809	196,111	204,483
Deferred Loan Fees, Net	(15,245)	(16,102)	(16,354)	(14,917)	(15,362)

Total Loans	4,791,160	4,693,911	4,682,656	4,498,377	4,495,721
Allowance for Loan Losses	(129,613)	(128,429)	(126,092)	(125,331)	(124,744)

Total Loans, Net	4,661,547	4,565,482	4,556,564	4,373,046	4,370,977
Goodwill and Other Intangibles	191,903	170,642	171,915	173,587	26,601
Other Assets	344,777	343,799	350,922	361,793	293,442

Total Assets	$8,075,727	$8,317,999	$8,526,222	$8,330,025	$7,877,054

Deposits:
Demand, Non-Interest Bearing	$1,028,672	$984,327	$933,486	$934,150	$953,989
NOW, MMDA and Savings	2,673,973	2,693,242	2,555,057	2,271,837	2,280,119
Time Certificates, $100,000 and over	829,717	809,519	807,033	826,178	827,756
Other Time Certificates	739,911	956,821	1,003,550	1,009,047	928,207

Total Deposits	5,272,273	5,443,909	5,299,126	5,041,212	4,990,071

Other Borrowings	1,737,243	1,840,423	2,209,356	2,313,428	2,095,896
Trust Preferred Securities	204,000	203,000	223,000	218,000	218,000
Other Liabilities	165,502	163,310	169,311	176,688	94,403

Total Liabilities	7,379,018	7,650,642	7,900,793	7,749,328	7,398,370

REIT Preferred Securities	15,650	15,650	15,650	15,650	15,000
Convertible Preferred Stock	80,900	72,500	72,500	72,500	—
Shareholders' Equity	600,159	579,207	537,279	492,547	463,684

	681,059	651,707	609,779	565,047	463,684

Total Liabilities and Shareholders' Equity	$8,075,727	$8,317,999	$8,526,222	$8,330,025	$7,877,054

Average Quarterly Total Loans, excluding Nonaccrual	$4,702,111	$4,641,680	$4,541,191	$4,439,279	$4,420,039
Average Quarterly Investments	$2,676,653	$3,183,293	$3,202,106	$3,098,595	$2,794,646
Average Quarterly Interest Earning Assets	$7,378,764	$7,824,973	$7,743,297	$7,537,874	$7,214,685
Average Quarterly Deposits	$5,534,618	$5,443,742	$5,194,555	$5,055,141	$4,869,237
Average Quarterly Interest Bearing Liabilities	$6,376,908	$6,715,291	$6,721,689	$6,438,579	$6,055,617
Average Quarterly Assets	$8,219,625	$8,474,179	$8,413,187	$8,028,660	$7,613,853
Average Quarterly Equity	$667,716	$632,589	$598,254	$549,300	$469,459
Total Regulatory Capital
Tier I or Leverage Capital	$691,048	$678,606	$640,207	$602,839	$607,820
Total Capital	$765,526	$753,986	$736,378	$701,039	$740,653
Nonperforming Assets
Nonaccrual Loans	$37,750	$47,695	$42,349	$27,837	$30,970
OREO	397	930	509	972	—

Total Nonperforming Assets	$38,147	$48,625	$42,858	$28,809	$30,970

Greater Bay Trust Company Assets	$607,244	$598,481	$641,884	$644,216	$629,696

Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

GREATER BAY BANCORP
DECEMBER 31, 2002 – FINANCIAL SUMMARY (UNAUDITED)
($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING DATA:

	Fourth Quarter 2002	Third Quarter 2002	Second Quarter 2002	First Quarter 2002	Fourth Quarter 2001
Interest Income	$116,936	$128,259	$130,792	$129,425	$129,946
Interest Expense	35,509	40,318	41,841	41,750	47,142

Net Interest Income Before Provision for Loan Losses	81,427	87,941	88,951	87,675	82,804
Provision for Loan Losses	7,000	27,776	9,000	16,000	28,950

Net Interest Income After Provision for Loan Losses	74,427	60,165	79,951	71,675	53,854
Non-interest Income:
Insurance Agency Commissions & Fees (1)	23,664	26,359	27,601	10,891	—
Depositor Service Fees	2,786	2,771	2,762	2,828	3,223
Loan and International Banking Fees	2,309	2,124	2,273	2,527	2,243
Trust Fees	922	844	894	906	881
ATM Fees	574	629	628	583	656
Gain on Sale of Loans	1,999	2,049	210	496	347
Gains on Investments and early retirement of CODES (2)	2,247	14,835	3,004	347	590
Other Income	3,510	5,875	2,138	4,014	1,744

	38,011	55,486	39,510	22,592	9,684
Nonrecurring – Warrant Income (3)	—	(89)	—	—	—

Total Non-interest Income	38,011	55,397	39,510	22,592	9,684
Operating Expenses:
Salaries	38,222	37,296	36,054	26,046	23,675
Deferred Loan Origination Costs	(3,580)	(3,479)	(3,745)	(2,986)	(3,117)
Benefits	7,093	5,950	6,338	5,515	4,138

Total Compensation and Benefits	41,735	39,767	38,647	28,575	24,696
Occupancy and Equipment	10,225	10,035	10,267	8,838	7,817
Professional Services & Legal	2,835	2,462	1,915	1,689	2,342
Telephone, postage and supplies	2,020	1,827	1,918	1,633	1,615
Marketing and promotion	681	1,605	1,617	1,452	1,470
Data Processing	1,350	1,145	1,196	1,129	1,021
Client Services	480	433	557	647	645
FDIC Insurance and Assessments	491	409	417	463	627
Other Real Estate, Net	20	119	—	—	—
Amortization of Intangibles	1,658	1,650	1,650	562	376
Other Expenses	3,597	3,565	6,170	4,682	3,331

	65,092	63,017	64,354	49,670	43,940
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	—	—	975	—	—
REIT Preferred Securities expense	421	465	464	464	—
Nonrecurring Expenses (3)	—	479	—	—	—

Total Operating Expenses (1) (4)	65,513	63,961	65,793	50,134	43,940
Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	46,925	51,601	53,668	44,133	19,598
Income Taxes:
Income Tax Expense	16,259	19,572	20,132	16,531	6,369
Capital Loss Carryback Tax (Benefit) (5)	—	—	—	—	(11,897)
Nonrecurring Income Tax Expense (3)	—	(441)	—	—	—

Total Income Tax Expense	16,259	19,131	20,132	16,531	(5,528)

Income Before Merger and Other Related Nonrecurring Costs	30,666	32,470	33,536	27,602	25,126
Merger and Other Related Nonrecurring Costs, net of tax (3)	—	—	—	—	17,611

Net Income	$30,666	$32,470	$33,536	$27,602	$7,515

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.
(2)	CODES (Zero Coupon Convertible Contingent Debt Securities)
(3)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $32,597 for Q3 2002 and $25,126 for Q4 2001.
(4)	Total Operating Expenses were $43.2 million in Q4 2002, $41.7 million in Q3 2002, $44.3 million in Q2 2002 and $42.6 million in Q1 2002, excluding operating expenses of ABD.
(5)	The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital in Q4 2001.

Note:
Prior periods have been restated to reflect the expense for dividends paid on Trust Preferred Securities as interest expense. In prior press releases, this expense was classified as operating expenses.

Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

GREATER BAY BANCORP
DECEMBER 31, 2002 – FINANCIAL SUMMARY (UNAUDITED)
($ in 000's, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING DATA:

	YTD	YTD
	31-Dec	31-Dec
	2002	2001
Interest Income	$505,412	$507,241
Interest Expense	159,418	199,956

Net Interest Income Before Provision for Loan Losses	345,994	307,285
Provision for Loan Losses	59,776	54,727

Net Interest Income After Provision for Loan Losses	286,218	252,558
Non-interest Income:
Insurance Agency Commissions & Fees (1)	88,515	—
Depositor Service Fees	11,147	10,602
Loan and International Banking Fees	9,233	8,856
Trust Fees	3,566	3,610
ATM Fees	2,414	2,887
Gain on Sale of Loans	4,754	3,241
Gains on Investments and early retirement of CODES (2)	20,433	6,940
Other Income	15,537	8,125

	155,599	44,261
Nonrecurring—Warrant Income (3)	(89)	581

Total Non-interest Income	155,510	44,842
Operating Expenses:
Salaries	137,618	84,558
Deferred Loan Origination Costs	(13,790)	(11,414)
Benefits	24,896	16,555

Total Compensation and Benefits	148,724	89,699
Occupancy and Equipment	39,365	27,756
Professional Services & Legal	8,901	7,839
Telephone, postage and supplies	7,398	6,027
Marketing and promotion	5,355	5,648
Data Processing	4,820	4,448
Client Services	2,117	2,965
FDIC Insurance and Assessments	1,780	1,762
Other Real Estate, Net	139	—
Amortization of Intangibles	5,520	1,408
Other Expenses	18,014	14,315

	242,133	161,867
Costs related to the Early Retirement of Trust Preferred Securities (TPS)	975	—
REIT Preferred Securities expense	1,814	—
Nonrecurring Expenses (3)	479	—

Total Operating Expenses (1) (4)	245,401	161,867
Income Before Income Taxes, Merger and Other Related Nonrecurring Costs	196,327	135,533
Income Taxes:
Income Tax Expense	72,494	49,759
Capital Loss Carryback Tax (Benefit) (5)	—	(11,897)
Nonrecurring Income Tax Expense (3)	(441)	244

Total Income Tax Expense	72,053	38,106

Income Before Merger and Other Related Nonrecurring Costs	124,274	97,427
Merger and Other Related Nonrecurring Costs, net of tax (3)	—	17,611

Net Income	$124,274	$79,816

(1)	The Company acquired ABD Insurance and Financial Services (ABD) on March 12, 2002 which is accounted for under the purchase accounting method.
(2)	CODES (Zero Coupon Convertible Contingent Debt Securities)
(3)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $124,401 for YTD December 2002 and $97,090 for YTD December 2001.
(4)	Total Operating Expenses were $171.8 million in YTD December 2002, excluding operating expenses of ABD.
(5)	The Capital Loss Carryback was recognized in conjunction with the establishment of a REIT which also generated $15 million in additional capital in Q4 2001.

Note:
Prior periods have been restated to reflect the expense for dividends paid on Trust Preferred Securities as interest expense. In prior press releases, this expense was classified as operating expenses.

Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

GREATER BAY BANCORP
DECEMBER 31, 2002 – FINANCIAL SUMMARY (UNAUDITED)
($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED FINANCIAL CONDITION RATIOS:

	Dec 31 2002	Sept 30 2002	Jun 30 2002	Mar 31 2002	Dec 31 2001
Loan to Deposit Ratio	90.87%	86.22%	88.37%	89.23%	90.09%
Core Bank Loan to Deposit Ratio (1)	74.24%	70.53%	71.49%	72.26%	75.41%
Ratio of Allowance for Loan Losses to:
Average Loans	2.73%	2.74%	2.75%	2.81%	2.80%
End of Period Loans	2.70%	2.73%	2.68%	2.78%	2.77%
Total Nonperforming Assets	339.77%	264.12%	294.21%	435.04%	402.79%

Ratio of Provision for Loan Losses to Average Loans, annualized	0.59%	2.35%	0.79%	1.45%	2.58%

Total Nonperforming Loans to Total Loans	0.79%	1.02%	0.90%	0.62%	0.69%
Total Nonperforming Assets to Total Assets	0.47%	0.58%	0.50%	0.35%	0.39%

Ratio of Quarterly Net Charge-offs to Average Loans, annualized	0.49%	2.15%	0.72%	1.40%	0.52%
Ratio of YTD Net Charge-offs to YTD Average Loans, annualized	1.19%	1.43%	1.05%	1.40%	0.59%

Loan Growth, current quarter to prior year quarter	6.57%	7.17%	9.01%	7.08%	10.60%
Loan Growth, current quarter to prior quarter, annualized	8.22%	0.95%	16.43%	0.24%	10.50%
Loan Growth, YTD annualized	6.57%	5.89%	8.39%	0.24%	10.60%

Deposits Growth, current quarter to prior year quarter	5.66%	11.71%	8.60%	4.74%	5.05%
Deposits Growth, current quarter to prior quarter, annualized	-12.51%	10.84%	20.52%	4.16%	9.51%
Deposits Growth, YTD annualized	5.66%	12.16%	12.49%	4.16%	5.05%

Recurring Revenue Growth, current quarter to prior year quarter	29.14%	63.22%	47.51%	31.12%	11.81%
Recurring Revenue Growth, current quarter to prior quarter, annualized (2)	-66.36%	46.22%	66.18%	77.96%	20.83%

Net Interest Income Growth, current quarter to prior year quarter	-1.66%	13.84%	19.26%	20.70%	11.61%
Net Interest Income Growth, current quarter to prior quarter, annualized (3)	-29.39%	-4.50%	5.84%	23.86%	28.51%

Average Earning Assets to Average Total Assets	89.77%	92.34%	92.04%	93.89%	94.76%
Average Earning Assets to Average Interest-Bearing Liabilities	115.71%	116.52%	115.20%	117.07%	119.14%

Capital Ratios:
Tangible Equity to Tangible Assets (4)	6.40%	6.10%	5.43%	4.99%	5.76%
Tangible Equity to Tangible Assets (including ABD value) (4)	8.30%	7.71%	7.03%	6.66%	5.76%
Leverage	8.61%	8.17%	7.77%	7.67%	8.01%
Tier 1 Risk Based Capital	11.71%	11.35%	10.66%	10.31%	10.49%
Total Risk Based Capital	12.97%	12.61%	12.26%	11.99%	12.79%

Risk Weighted Assets	$5,900,325	$5,979,732	$6,005,431	$5,845,147	$5,792,917

Book Value Per Share	$11.64	$11.26	$10.50	$9.75	$9.31
Tangible Book Value Per Share (4)	$9.79	$9.66	$8.86	$8.06	$9.07
Total Shares Outstanding	51,577,795	51,442,027	51,192,359	50,501,861	49,831,682

(1)	Includes the eleven core banking divisions and excludes ABD, Matsco, Capco, Pacific Business Funding and Corporate Finance.
(2)	The revenue contraction in the current quarter to prior quarter, annualized was primarily due to a decrease of $12.6 million in gains on investments and early retirement of CODES.
(3)
The net interest income contraction in the current quarter to prior quarter, annualized was primarily due to a reduction in investments due to de-leveraging the balance sheet and a decrease of $12.6 million in gains on investments and early retirement of CODES.

(4)	Tangible Equity includes Shareholders' Equity, Convertible Preferred Stock and REIT Preferred Securities, less Goodwill and Other Intangibles.

Note:
Prior periods have been restated to reflect the expense for dividends paid on Trust Preferred Securities as interest expense. In prior press releases, this expense was classified as operating expenses.

Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

GREATER BAY BANCORP
DECEMBER 31, 2002 – FINANCIAL SUMMARY (UNAUDITED)
($ in 000's, except share and per share data)

SELECTED QUARTERLY CONSOLIDATED OPERATING RATIOS:

	Fourth Quarter 2002	Third Quarter 2002	Second Quarter 2002	First Quarter 2002	Fourth Quarter 2001
GAAP EPS
Net Income Per Share
Basic (4)	$0.57	$0.61	$0.64	$0.54	$0.15
Diluted	$0.57	$0.60	$0.62	$0.52	$0.15

NON-GAAP EPS
EPS (including Amortization of Intangibles)
Net Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$0.57	$0.61	$0.64	$0.54	$0.51
Diluted	$0.57	$0.60	$0.62	$0.52	$0.49

Cash EPS (excluding Amortization of Intangibles)
Net Income Per Share (3)
Basic (4)	$0.59	$0.63	$0.66	$0.55	$0.16
Diluted	$0.58	$0.61	$0.63	$0.53	$0.15
Net Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$0.59	$0.63	$0.66	$0.55	$0.51
Diluted	$0.58	$0.62	$0.63	$0.53	$0.49

Weighted Average Common Shares Outstanding	51,547,000	51,339,000	50,685,000	50,204,000	49,689,000

Weighted Average Common & Common Equivalent Shares Outstanding	54,135,000	54,504,000	54,500,000	53,026,000	51,221,000

GAAP Ratios
Return on Period Average Assets, annualized	1.48%	1.52%	1.60%	1.39%	0.39%
Return on Period Average Equity, annualized	18.22%	20.36%	22.48%	20.38%	6.35%
Net Interest Margin—Average Earning Assets	4.38%	4.46%	4.61%	4.72%	4.55%
Operating Expense Ratio	3.16%	2.99%	3.14%	2.53%	3.81%
Efficiency Ratio	54.85%	44.62%	51.22%	45.47%	79.13%

NON-GAAP Ratios
Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.48%	1.53%	1.60%	1.39%	1.31%
Return on Period Average Equity, annualized (1)	18.22%	20.44%	22.48%	20.38%	21.23%
Net Interest Margin—Average Earning Assets (excl. TPS interest expense)	4.61%	4.68%	4.85%	4.98%	4.83%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.16%	2.97%	3.14%	2.53%	2.29%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	3.14%	2.95%	3.07%	2.51%	2.29%
Efficiency Ratio (Before Nonrecurring and Merger Items)	54.85%	44.26%	51.22%	45.47%	47.51%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	54.50%	43.94%	50.10%	45.05%	47.51%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, REIT preferred securities expense and excluding the operating results of ABD)	44.65%	34.85%	42.67%	42.51%	47.51%

Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.56%	1.60%	1.68%	1.42%	1.33%
Return on Period Average Equity, annualized (1)	25.25%	28.88%	32.48%	23.97%	22.71%
Net Interest Margin—Average Earning Assets (excl. TPS interest expense)	4.61%	4.68%	4.85%	4.98%	4.83%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	3.08%	2.89%	3.06%	2.50%	2.27%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	3.06%	2.87%	2.99%	2.48%	2.27%
Efficiency Ratio (Before Nonrecurring and Merger Items)	53.46%	43.11%	49.93%	44.96%	47.10%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	53.11%	42.79%	48.81%	44.54%	47.10%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS, REIT preferred securities expense and excluding the operating results of ABD)	44.63%	34.84%	42.65%	42.49%	47.10%

(1)
Excludes nonrecurring and Merger items of $127 thousand, net of tax, in Q3 2002. For Q4 2001 includes a Capital Loss Carryback Tax Benefit of $11.9 million and a Q4 2001 additional provision for loan losses of approximately $21 million over the recurring Q3 2001 provision and excludes Nonrecurring and Merger items of $17.6 million, net of tax.

(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $32,597 for Q3 2002 and $25,126 for Q4 2001.
(3)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(4)	Net income available to common shareholders is based on total net income less preferred dividends of $1.3 million for Q4, Q3 and Q2 2002 and $263 thousand for Q1 2002.

Note:
Prior periods have been restated to reflect the expense for dividends paid on Trust Preferred Securities as interest expense. In prior press releases, this expense was classified as operating expenses.

Greater Bay Bancorp’s Fourth Quarter and Year End 2002 Earnings Results
January 22, 2003

GREATER BAY BANCORP
DECEMBER 31, 2002 – FINANCIAL SUMMARY (UNAUDITED)
($ in 000's, except share and per share data)

SELECTED YEAR TO DATE CONSOLIDATED OPERATING RATIOS:

	YTD	YTD
	31-Dec 2002	31-Dec 2001
GAAP EPS
Net Income Per Share
Basic (4)	$2.35	$1.61
Diluted	$2.30	$1.57
NON-GAAP EPS
EPS (including Amortization of Intangibles)
Net Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$2.35	$1.96
Diluted	$2.30	$1.91
Cash EPS (excluding Amortization of Intangibles)
Net Income Per Share (3)
Basic (4)	$2.42	$1.63
Diluted	$2.36	$1.58
Net Income Per Share (Before Nonrecurring and Merger Items) (1) (2) (3)
Basic (4)	$2.42	$1.98
Diluted	$2.36	$1.92

Weighted Average Common Shares Outstanding	51,056,000	49,498,000

Weighted Average Common & Common Equivalent Shares Outstanding	54,135,000	50,940,000

GAAP Ratios
Return on Period Average Assets, annualized	1.50%	1.18%
Return on Period Average Equity, annualized	20.29%	17.83%
Net Interest Margin—Average Earning Assets	4.54%	4.86%
Operating Expense Ratio	2.96%	2.83%
Efficiency Ratio	48.93%	54.27%

NON-GAAP Ratios
Ratios (including Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.50%	1.44%
Return on Period Average Equity, annualized (1)	20.31%	21.68%
Net Interest Margin—Average Earning Assets (excl. TPS interest expense)	4.78%	5.07%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	2.96%	2.40%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	2.92%	2.40%
Efficiency Ratio (Before Nonrecurring and Merger Items)	48.83%	46.04%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	48.27%	46.04%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirementof TPS, REIT preferred securities expense and excluding the operating results of ABD)	40.88%	46.04%
Ratios (excluding Amortization of Intangibles)
Return on Period Average Assets, annualized (1)	1.57%	1.46%
Return on Period Average Equity, annualized (1)	27.49%	23.22%
Net Interest Margin—Average Earning Assets (excl. TPS interest expense)	4.78%	5.07%
Operating Expense Ratio (Before Nonrecurring and Merger Items)	2.89%	2.38%
Operating Expense Ratio (Before Nonrecurring and Merger Items, costs related to early retirement of TPS and REIT preferred securities expense)	2.86%	2.38%
Efficiency Ratio (Before Nonrecurring and Merger Items)	47.73%	45.64%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirementof TPS and REIT preferred securities expense)	47.17%	45.64%
Efficiency Ratio (Before Nonrecurring and Merger Items, costs related to early retirementof TPS, REIT preferred securities expense and excluding the operating results of ABD)	40.86%	45.64%

(1)	Excludes Nonrecurring and Merger Items of $127 thousand, net of tax, in YTD December 2002 and $17.3 million, net of tax, in YTD December 2001.
(2)	Components of Nonrecurring and Merger Items. Net Income excluding these items is $124,401 for YTD December 2002 and $97,090 for YTD December 2001.
(3)
In addition to the principal performance measures in accordance with generally accepted accounting principles, we are providing these supplemental pro forma performance measures to highlight the result of our core operations. We believe these calculations, which are derived from data presented on the face of our consolidated financial statements, are useful for investors to provide comparability from period to period with regard to our core operations. These calculations are not intended to be a substitute for the principal performance measures in accordance with generally accepted accounting principles.

(4)	Net income available to common shareholders is based on total net income less preferred dividends of $4.2 million in YTD December 2002.

Note: Prior periods have been restated to reflect the expense for dividends paid on Trust Preferred Securities as interest expense. In            prior press releases, this expense was classified as operating expenses.

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